UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2006

CHARYS HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

000-18292 (Commission File Number)	54-2152284 (IRS Employer Identification No.)

1117 Perimeter Center West, Suite N415 Atlanta, Georgia (principal executive offices)	30338 (Zip Code)

(678) 443-2300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

As already disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission by Charys Holding Company, Inc. (the “Registrant”) on June 8, 2006, the Registrant, Crochet & Borel Services, Inc., a Texas corporation, and Troy Crochet (the “Seller”) on June 5, 2006 closed a Stock Purchase Agreement whereby the Seller sold to the Registrant 249 shares of Crochet & Borel Services (the “C&B Shares”) and (b) on the Second Closing Date, the Seller agreed to sell to the Registrant an additional 251 C&B Shares. The Second Closing occurred on June 16, 2006. As already disclosed in the Current Report filed by the Registrant on August 29, 2006, on Form 8-K/A, the Registrant reported the financial information that was required to be presented as a result of the closing of the Stock Purchase Agreement with the Seller. The Form 8-K/A filed on August 29, 2006 also contains information with respect to the modification of payment terms contained in the Stock Purchase Agreement which was filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Commission on June 8, 2006.

On August 17, 2006, the Registrant and the Seller executed a letter agreement, in connection with the proposed sale of the Registrant’s subordinated debentures to Gottbetter Capital Finance LLC and various other buyers for approximately twenty million dollars ($20,000,000), which provided for the extension of the due date on the Seller Note and the due date on the payment of the Adjusted Balance of the Purchase Price, both as described in the Stock Purchase Agreement dated June 5, 2006, shall be extended until the earlier to occur of either (a) ten (10) months from August 17, 2006 or (b) such date as Charys has closed upon new equity or debt financing of between $175,000.00 and $200,000.00.

On October 31, 2006, the Registrant and the Seller executed a second letter agreement which provided as follows;

1.     All of the proceeds of the sale of the Registrant’s senior convertible notes due 2011 pursuant to the October 10, 2006 engagement letter with McMahan Securities will first be used to pay Troy D. Crochet all principal and accrued interest due on the $19,000,000.00 Seller Note delivered to him by the Registrant. Interest has been accruing on the note at the rate of 4.74% per annum since June 5, 2006. After the $19,000,000.00 note is paid in full, said proceeds will then be applied to pay Crochet the Final Determination Date Cash Consideration of $57,562,848.00 as computed in accordance with the Stock Purchase Agreement.

2.     The Registrant and the Seller agreed that Schedule 2.04 attached to the October 31, 2006 letter agreement entitled “Final Statement of Net Worth Adjustment” is computed in accordance with Section 2.04 of the Stock Purchase Agreement and is true and correct, and the Final Determination Date Cash Consideration of $57,562,848.00 was hereby agreed to be the correct amount.

3.     The Registrant agreed that it will pay to Troy Crochet an amount equal to all non-filing penalties and late payment penalties incurred by Troy Crochet and his wife in connection with their 2005 federal income tax return, together with all interest accrued on any unpaid taxes. It was understood that the penalties and interest on such taxes commenced April 15, 2006, and will continue through the date of final settlement with Internal Revenue Service.

4.     It was further agreed that the final statement of Net Worth Adjustment has been performed in accordance with the Stock Purchase Agreement and the Final Determination Date Cash Consideration is $57,562,848.00.

Copies of the August 17, 2006 and the October 31, 2006 letter agreements are attached to this Current Report as exhibits.

On January 12, 2007, the Registrant and the Seller executed an Amendment to Purchase Agreement effective as of November 30, 2006, whereby the Registrant and the Seller amended the Stock Purchase Agreement, the Letter Amendment and any other amendments with respect to the Stock Purchase Agreement, which provided as follows:

1.     Final Determination Date Cash Consideration. The Final Determination Date Cash Consideration as defined in the Purchase Agreement is an amount equal to $76,562,848 which shall be payable as provided in the Renewal Promissory Note and Security Agreement in the form attached to the Amendment to Purchase Agreement as Exhibit 1 and Exhibit 2, respectively.

2.     Make Whole Date. Section 2.5(a)(i) of the Stock Purchase Agreement is deleted and restated in its entirety as follows:

“Make-Whole Date” means the date that is 30 days following the issuance of Purchaser’s Form 10KSB or 10-K, as applicable, for fiscal year 2008, provided that if such date falls on a non-business day, the Make-Whole Date shall be the preceding business day.

3.     Make Whole Deficit. Section 2.5(a)(ii) of the Stock Purchase Agreement is deleted and restated in its entirety as follows:

“Make Whole Deficit” means the value, if negative, of (A) the Target Stock Consideration Value, minus (B) the product of (1) 8,008,000 as adjusted by the Stock Holdback Issuance Set Off multiplied by (2) the Average Market Price of the Purchaser Stock during the 15 consecutive trading days prior to the Make-Whole Date multiplied by the percentage of the Bonus Pool Amount which is earned.

4.     Stock Holdback. The provisions of Section 2.08 of the Stock Purchase Agreement permitting the Registrant to withhold a portion of the Stock Consideration are deleted and the Purchaser agrees that it will issue 750,000 shares of Purchaser’s Stock to Seller within 15 days after the Bond Offering contemplated by Purchaser’s October 10, 2006 engagement letter with McMahan Securities is closed and funded.

5.     Aged Accounts Receivable Adjustment. Section 2.09 of the Stock Purchase Agreement is deleted in its entirety. The Registrant is not obligated to transfer any Aged Receivables to the Seller and the number of shares remaining in the Stock Holdback will not be reduced under Section 2.09 of the Stock Purchase Agreement.

6.     Spin Off Agreement. The Spin Off Agreement at Schedule 6.15 of the Stock Purchase Agreement is deleted in its entirety and restated as attached to Amended Purchase Agreement hereto as Schedule 6.15.

7.     Ratification and Republication. Except as amended by this Amendment to Purchase Agreement, the Registrant and the Seller ratified and republished the Stock Purchase Agreement.

In connection with the Amendment to Purchase Agreement, the Registrant executed a Renewal Promissory Note, dated November 30, 2006, whereby the Registrant promises to pay to the order of Troy D. Crochet an amount equal to $77,932,514.15. The note is secured by a Security Agreement of even date therewith executed by the Registrant, C&B Holdings, Inc., Crochet & Borel Services, Inc., and Ayin Holding Company, Inc., in favor of Troy D. Crochet.

Copies of the Stock Purchase Agreement, the Renewal Promissory Note, and the Security Agreement are attached to this Current Report as exhibits.

Item 9.01.	Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Identification of Exhibit
10.1
Letter Agreement dated August 17, 2006 between Charys Holding Company, Inc., Crochet & Borel Services, Inc., and Troy Crochet with respect to extension of the due date on the Seller Note and the due date on the payment of the Adjusted Balance of the Purchase Price.

10.2
Letter Agreement dated October 31, 2006 between Charys Holding Company, Inc., Crochet & Borel Services, Inc., and Troy Crochet with respect to the timing of payments and the Final Statement of Net Worth.

10.3	Amendment to Purchase Agreement made and entered into as of November 30, 2006, by and among Charys Holding Company, Inc., Crochet & Borel Services, Inc., and Troy Crochet.
10.4	Renewal Promissory Note, dated November 30, 2006, whereby Charys Holding Company, Inc. promises to pay to the order of Troy D. Crochet an amount equal to $77,932,514.15.
10.5	Security Agreement, dated January 12, 2007, made by Charys Holding Company, Inc., C&B Holdings, Inc., Crochet & Borel Services, Inc., and Ayin Holding Company, Inc., in favor of Troy D. Crochet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2007.	CHARYS HOLDING COMPANY, INC.

	By	/s/ Billy V. Ray, Jr.
Billy V. Ray, Jr., Chief Executive Officer